U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AZURE POWER GLOBAL LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Mauritius	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Local Shopping Complex Pushp Vihar, Madangir, New Delhi, India	110062
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-208584
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Equity shares, par value US$0.000625 per equity share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the equity shares, par value US$0.000625 per equity share, of Azure Power Global Limited (the “Registrant”). The description of the equity shares set forth under the heading “Description of Share Capital” in the Registrant’s prospectus forming part of its Registration Statement on Form F-1 (File No. 333-208584), originally filed with the Securities and Exchange Commission on December 16, 2015, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AZURE POWER GLOBAL LIMITED

Date: October 7, 2016	By:	/s/ Inderpreet Singh Wadhwa
Name: Inderpreet Singh Wadhwa
Title: Chief Executive Officer and Director